Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2016 RESULTS

~ FFO of $0.30 per Share on a Fully Diluted Basis for the Quarter ~

WASHINGTON, D.C. – May 9, 2016 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2016.

Financial Highlights

•	FFO was $12.0 million, or $0.30 per share on a fully diluted basis for the three months ended March 31, 2016

•	FFO, as Adjusted was $11.5 million, or $0.29 per share on a fully diluted basis for the three months ended March 31, 2016

•	CAD was $10.4 million, or $0.26 per share on a fully diluted basis for the three months ended March 31, 2016

•	Net income was $1.1 million, or $0.03 per share on a fully diluted basis for the three months ended March 31, 2016

Portfolio Highlights

•	Completed the acquisition of a 71,100 square foot Immigration and Customs Enforcement (ICE) building in Albuquerque, New Mexico for $34 million

•	Portfolio occupancy at 100%

“The first quarter of 2016 marks another strong quarter for the Company. In addition to the consistent performance of the Company’s existing portfolio, the team continues to execute on its acquisition strategy, starting the year with the completion of the acquisition of ICE – Albuquerque,” said William C. Trimble III, President and Chief Executive Officer of Easterly Government Properties, Inc. “We continue to mine our pipeline of opportunities and remain focused on our target, mission-critical properties.”

Portfolio Operations

As of March 31, 2016, the Company wholly owned 37 properties in the United States, encompassing approximately 2.7 million square feet in the aggregate, including 34 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of March 31, 2016, the portfolio had an average age of 11.6 years, was 100% occupied, and had a weighted average remaining lease term of 6.9 years. With less than 17% of leases, based on square footage and total annualized lease income, scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

On February 17, 2016 the Company acquired a 71,100 square foot property located in Albuquerque, New Mexico. The building was constructed in 2011 and is 100% leased to the GSA and occupied by Immigration and Customs Enforcement (ICE) under a 15-year lease that expires in January 2027.

Balance Sheet

Easterly believes that its strong balance sheet and borrowing ability under its unsecured revolving credit facility provides ample capacity to pursue and fund its growth plan. As of March 31, 2016, the Company had total indebtedness of $267.0 million comprised of $184.4 million on its unsecured revolving credit facility and $82.5 million of mortgage debt (excluding unamortized premiums / discounts and deferred financing fees). At March 31, 2016, Easterly had net debt to total enterprise value of 26.3% and a net debt to annualized quarterly EBITDA ratio of 4.7x. Easterly’s outstanding debt had a weighted average maturity of 5.3 years and a weighted average interest rate of 2.4%. The Company also had approximately $215.6 million of remaining capacity on its $400 million revolver, before consideration for the facility’s $250 million accordion feature.

Dividend

On May 4, 2016 the Board of Directors of Easterly approved a cash dividend for the first quarter of 2016 in the amount of $0.23 per common share. The dividend will be payable June 23, 2016 to shareholders of record on June 8, 2016.

“Easterly is well positioned to put meaningful capital to work, consistent with our disciplined investment approach,” said Darrell Crate, Chairman of Easterly Government Properties, Inc. “Our leases are backed by the full faith and credit of the U.S. Government and our balance sheet is lowly levered. Together these provide a strong foundation upon which our team, with its definable edge in sourcing acquisitions, strives to generate consistent earnings growth.”

Outlook for 2016 – Including Potential Future Acquisitions

The Company is reiterating its expectations for 2016 FFO per share on a fully diluted basis in a range of $1.19 to $1.23.

Outlook for the 12 Months Ending December 31, 2016

	Low	High
Net income (loss) per share – fully diluted basis	$0.09	$0.13
Plus: real estate depreciation and amortization	$1.10	$1.10
FFO per share – fully diluted basis	$1.19	$1.23

This guidance assumes $75 million of acquisitions in 2016, including the previously completed ICE – Albuquerque acquisition, spread evenly throughout the year. This guidance does not contemplate dispositions or additional capital markets activities. This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is generally defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts Funds From Operations (FFO) to present an alternative measure of our operating performance that we believe is useful to shareholders and potential investors, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest and non-cash compensation. In the future, we may also exclude other items from FFO, as Adjusted that we believe may help investors compare our results. Because all companies do not calculate FFO, as Adjusted in the same way, the presentation of FFO, as Adjusted may not be comparable to similarly titled measures of other companies.

Net Operating Income (NOI) is calculated as total property revenues (rental income, tenant reimbursements and other income) less property operating expenses and real estate taxes from the properties owned by the Company. Cash NOI excludes from NOI straight-line rent and amortization of above-/below-market leases. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and outstanding LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Pro forma three months ended March 31, 2015 (1) removes from the Company’s financial results for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to March 31, 2015 the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on May 9, 2016 to review the first quarter 2016 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international).

A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through May 23, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13634976. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Meghan G. Baivier

Chief Financial and Operating Officer

202-971-9867

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk that the market price of our common stock may be negatively impacted by increased selling activity following the liquidation of certain private investment funds that contributed assets in our initial public offering; the risk we may lose one or more major tenants; failure of acquisitions or development projects to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 2, 2016. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(In thousands)

	March 31, 2016 (unaudited)	December 31, 2015
Assets
Real estate properties, net	$797,880	$772,007
Cash and cash equivalents	4,380	8,176
Restricted cash	1,521	1,736
Rents receivable	6,629	6,347
Accounts receivable	3,832	2,920
Deferred financing, net	2,511	2,726
Intangible assets, net	115,198	116,585
Prepaid expenses and other assets	2,723	1,509

Total assets	$934,674	$912,006

Liabilities
Revolving credit facility	184,417	154,417
Mortgage notes payable	83,020	83,744
Intangible liabilities, net	44,081	44,605
Accounts payable and accrued liabilities	10,211	9,346

Total liabilities	321,729	292,112

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 24,168,379 shares issued and outstanding	241	241
Additional paid-in capital	392,180	391,767
Retained (deficit)	(1,019)	(1,694)
Cumulative dividends	(18,368)	(13,051)

Total stockholders’ equity	373,034	377,263

Non-controlling interest in operating partnership	239,911	242,631

Total equity	612,945	619,894

Total liabilities and equity	$934,674	$912,006

Income Statement

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31, 2016	Pro forma three months ended March 31, 2015
Revenues
Rental income	$21,736	$17,090
Tenant reimbursements	2,155	1,426
Other income	80	20

Total revenues	23,971	18,536

Operating Expenses
Property operating	4,333	3,178
Real estate taxes	2,368	1,762
Depreciation and amortization	10,863	9,001
Acquisition costs	333	98
Corporate general and administrative	3,036	1,754

Total expenses	20,933	15,793

Operating income	3,038	2,743

Other (expenses)
Interest expense, net	(1,929)	(1,287)

Net income	1,109	1,456

Non-controlling interest in operating partnership	(434)	(570)

Net income available to Easterly Government Properties, Inc.	$675	$886

Net income available to Easterly Government Properties, Inc. per share:
Basic	$0.03

Diluted	$0.03

Weighted-average common shares outstanding:
Basic	24,141,712
Diluted	25,744,824

Net income, per share—fully diluted basis	$0.03	$0.04

Weighted average common shares outstanding—fully diluted basis	39,711,818	39,699,318

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31, 2016	Pro forma three months ended March 31, 2015
Net income	$1,109	$1,456
Depreciation and amortization	10,863	9,001
Interest expense	1,929	1,287

EBITDA	$13,901	$11,744

Net income	$1,109	$1,456
Depreciation and amortization	10,863	9,001

Funds From Operations (FFO)	$11,972	$10,457

Adjustments to FFO:
Acquisition costs	333	98
Straight-line rent	(12)	(66)
Above-/below-market leases	(1,698)	(1,241)
Non-cash interest expense	195	190
Non-cash compensation	699	101

Funds From Operations, as Adjusted	$11,489	$9,539

FFO, per share—fully diluted basis	$0.30	$0.26

FFO, as Adjusted, per share—fully diluted basis	$0.29	$0.24

Funds From Operations, as Adjusted	$11,489	$9,539
Acquisition costs	(333)	(98)
Principal amortization	(703)	(614)
Maintenance capital expenditures	(66)	(61)
Contractual tenant improvements	(9)	—

Cash Available for Distribution (CAD)	$10,378	$8,766

CAD, per share—fully diluted basis	$0.26	$0.22

Weighted average common shares outstanding—fully diluted basis	39,711,818	39,699,318